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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2000

HORMEL FOODS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-2402	41-0319970
(Commission File Number)	(IRS Employer Identification Number)
1 Hormel Place, Austin, Minnesota	55912
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (507) 437-5737

Pages: This report contains four (4) pages numbered sequentially from this cover page.

Item 5.  OTHER EVENTS

October 31, 2000

    On October 31, 2000, Hormel Foods Corporation entered into an unsecured 364 day revolving credit facility in the amount of $425,000,000. The credit facility will be used for commercial paper backup and general corporate purposes excluding financing for any acquisition not approved by the board of directors of the target company.

    Citicorp USA, Inc. is the administrative agent for the facility and receives a fee for the availability of the facility. Interest on funds borrowed under the facility will be charged at one of two variable rate formulas, to be selected by the Company.

    A copy of the credit facility is included as Exhibit 10.1 hereto.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

  (c)  Exhibits

    10.1  U.S. $425,000,000 Credit Agreement (Short Term Facility), dated as of October 31, 2000, between the Company, the banks identified on the signature pages thereof, and Citicorp USA, Inc., as Administrative Agent

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HORMEL FOODS CORPORATION (Registrant)
By	/s/ M. J. MCCOY M. J. McCOY Senior Vice President and Chief Financial Officer
By	/s/ J. H. FERAGEN J. H. FERAGEN Treasurer

Dated: November 3, 2000

LIST OF EXHIBITS
HORMEL FOODS CORPORATION

NUMBER	DESCRIPTION OF DOCUMENT
10.1	U. S. $425,000,000 Credit Agreement (Short Term Facility), dated as of October 31, 2000, between the Company, the banks identified on the signature pages thereof, and Citicorp USA, Inc., as Administrative Agent

Exhibit transmitted via EDGAR

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  Item 5. OTHER EVENTS
  October 31, 2000
  Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
LIST OF EXHIBITS HORMEL FOODS CORPORATION